As Filed with the Securities and Exchange Commission on May 22, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3MEF
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Altair Nanotechnologies Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	33-1084375 (I.R.S. employer identification number)

204 Edison Way
Reno, Nevada 89502

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (775) 856-2500

Terry Copeland
Chief Executive Officer
Altair Nanotechnologies Inc.
204 Edison Way
Reno, Nevada 89502
(775) 858-3770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Bryan T. Allen, Esq. Parr Brown Gee & Loveless 185 South State Street, Suite 800 Salt Lake City, Utah 84111 Phone: (801) 257-7963 Facsimile: (801) 532-7750

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-137099

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer☐	Accelerated filer☒	Non-accelerated filer☐	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Addition to Maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common shares, without par value (4)
Warrants to purchase common shares (4)
Units of common shares (4) and warrants to purchase common shares (4)
Total	$3,750,338.08	$210

(1)
The Registration Statement, File No. 333-137099, registered such indeterminate number of common shares and warrants to purchase common shares, and such indeterminate number of units of warrants and common shares, as shall have an aggregate initial offering price not to exceed $50,000,000.  Of such securities, an aggregate of $31,248,309.60 have been sold, leaving a remaining balance of $18,751,690.40.   Pursuant to this Registration Statement, there are be registered an additional indeterminate number of common shares and warrants to purchase common shares, and such indeterminate number of units of warrants and common shares, as shall have an aggregate initial offering price not to exceed $3,750,338.08.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
The Registrant previously paid a filing fee of $5,350 in connection with the previously filing of the Registration Statement on Form S-3, File No. 333-137099, which Registration Statement contemplated the registration of $50,000,000 in securities.  The fee with respect to this Registration Statement is calculated pursuant to Rule 457(o) under the Securities Act.

(4)
Each common share includes an attached right arising under, and subject to the terms described in, the Amended and Restated Shareholder Rights Plan Agreement dated October 15, 1999 between the issuer and Equity Transfer Services, Inc., as the Rights Agent

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY STATEMENT

This Registration Statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV(A) to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an indeterminate number of common shares, no par value per share, and warrants to purchase common shares, and such indeterminate number of units of warrants and common shares, of Altair Nanotechnologies, Inc. (the “Company”) as shall have an aggregate initial offering price not to exceed $3,750,333.08.  This Registration Statement includes the registration statement cover page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered, together with related consent, and a consent of the Company’s independent public accountants.   This Registration Statement relates to the Company’s Registration Statement on Form S-3, as amended (File No. 333-137099).  The Company is filing this Registration Statement for the sole purpose of increasing the aggregate value of securities that may be offered and sold by $3,750,338.08.

INCORPORATION BY REFERENCE

The contents of the Registration Statement, including exhibits, and each document incorporated by reference therein, on Form S-3 relating to the registration of $50,000,000 in securities of the Company filed on September 5, 2006, File number 333-137099, as amended and supplemented, which was declared effective by the Securities and Exchange Commission on October 3, 2006 and which remains effective as of the date of this filing, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on May 22, 2009.

ALTAIR NANOTECHNOLOGIES INC.

By:	/s/ Terry M. Copeland
Terry M. Copeland,
President and Chief Executive Officer

ADDITIONAL SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Terry M. Copeland Terry M. Copeland	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2009
/s/ John Fallini John Fallini	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 22, 2009
/s/ Jon N. Bengston Jon N. Bengston	Director	May 22, 2009
/s/ Eqbal Al Yousuf Eqbal Al Yousuf	Director	May 22, 2009
/s/ Michel Bazinet Michel Bazinet	Director	May 22, 2009
/s/ George Hartman George Hartman	Director	May 22, 2009
/s/ Robert F. Hemphill Jr. Robert F. Hemphill Jr.	Director	May 22, 2009
/s/ Robert G. van Schoonenberg Robert G. van Schoonenberg	Director	May 22, 2009
/s/ Pierre Lortie Pierre Lortie	Director	May 22, 2009

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Cassels Brock
23.1	Consent of Perry-Smith LLP
23.2	Consent of Cassels Brock (included in Exhibit 5.1)